AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 21, 1996.

                                              REGISTRATION NO. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                DOVE AUDIO, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                   CALIFORNIA
         (State or Other Jurisdiction of Incorporation or Organization)

                                   95-4015834
                      (I.R.S. Employer Identification No.)

            8955 BEVERLY BOULEVARD, WEST HOLLYWOOD, CALIFORNIA 90048
                    (Address of Principal Executive Offices)

                                DOVE AUDIO, INC.
                            1994 STOCK INCENTIVE PLAN
                            (Full Title of the Plan)

              MICHAEL VINER, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                DOVE AUDIO, INC.

                             8955 Beverly Boulevard
                           West Hollywood, California
                                     90048
                    (Name and Address of Agent For Service)


                                 (310) 786-1600
          (Telephone Number, Including Area Code of Agent for Service)

                         CALCULATION OF REGISTRATION FEE

                                                     Proposed                  Proposed
Title of                                             Maximum                   Maximum
Securities                 Amount                    Offering                  Aggregate         Amount of
to be                      to be                     Price Per                 Offering          Registration
Registered                 Registered                Share (1)                 Price (1)         Fee (1)
- ----------                 ----------                ---------                 ---------         -------
Common
Stock, $.01 Par Value      400,000 shares            $10.50                    $4,200,000         $1,449


- ---------------
(1) These amounts have been estimated in accordance with Rule 457(c) and (h) solely for the purpose of calculating the Registration Fee. The share price has been determined by averaging the bid and ask price of the Common Stock on June 17, 1996.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.      PLAN INFORMATION.*

ITEM 2.      REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

* The documents containing the information specified in this Part I have been or will be sent or given to optionees as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the "Act"). Such documents are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Act. Copies of all documents incorporated by reference in Item 3 of Part II of this Form S-8
         (other than exhibits to such documents unless such exhibits are specifically incorporated by reference herein), as well as other documents required to be delivered to employees pursuant to Rule 428(b), will be provided without charge to each person, including any beneficial owner, on the written or oral request of such person made to Dove Audio, Inc., 8955 Beverly Boulevard,
         West Hollywood, California 90048, Attention: Simon Baker, Chief Financial Officer, Telephone: (310) 786-1600.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.      INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents heretofore filed by Dove Audio, Inc. (the "Company") with the Commission are hereby incorporated by reference in this Registration Statement.

         1. The Company's Annual Report on Form 10-KSB for fiscal year ended 12/31/95;

         2. Amendment to Annual Report of the Company on Form 10-KSB/A for the fiscal year ended December 31, 1995;

         3. Quarterly Report of the Company on Form 10-QSB for the fiscal quarter ended March 31, 1996;

         4. Current Report of the Company on Form 8-K/A filed March 8, 1996;
            and

         5. The description of Common Stock contained in the Company's Registration Statement on Form 8-A, filed on October 14, 1994.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part thereof from the date of filing of such documents.

          A document incorporated or deemed to be incorporated by reference herein shall be modified or superseded, for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.                    DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.                    INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.                    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company's Bylaws, as amended, state that the Company shall provide indemnification of agents (as defined in Section 317 of the California General Corporation Law) to the extent permitted by Section 317 of the California General Corporation Law. The general effect of Section 317 of the California General Corporation Law and the Company's Bylaws, as amended, is to provide for indemnification of a corporation's agents except in situations in which an agent has been adjudged to be liable to the corporation or if the matter is disposed of without court approval.

         The rights to indemnification provided by Section 317 of the California General Corporation Law and by the Bylaws are not exclusive of any other right which any person may have or acquire under a statute, bylaw, agreement, vote of shareholders or of disinterested directors or otherwise.

         Except to the extent set forth above, there is no current article, provision, bylaw, contract or arrangement under which any director or officer of the Company is indemnified in any manner by the Company against any liability which may be incurred in such capacity.

ITEM 7.                    EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.                    EXHIBITS.

         See index to exhibits on page II-6.

ITEM 9.                    UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement:

                                    (i) To include any additional or changed
                           material information on the plan of distribution.

                  (2) That, for determining liability under the Securities Act of 1933, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

                  (3) To file a post-effective amendment to remove from registration any of the securities being registered which remain unsold at the end of the offering.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Hollywood, State of California, on the 21st day of June, 1996.

                       Dove Audio, Inc.

                       By: /s/ Michael Viner
                          ------------------------------------------------------
                          Michael Viner, Chief Executive Officer,
                          President and Director

                                POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Michael Viner his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments and post-effective amendments to this Registration Statement, and to file the same, with all Exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 21st day of June, 1996.



     SIGNATURE                          TITLE                                    DATE
     ---------                          -----                                    ----
  /s/ Michael Viner
  -------------------------
  Michael Viner                      President, Chief Executive Officer and      June 21, 1996
                                     Director

  /s/ Simon Baker
  -------------------------
  Simon Baker                        Chief Financial Officer                     June 21, 1996
                                     (principal accounting officer)

  /s/ Gerald Leider
  -------------------------
  Gerald Leider                      Chairman and Director                       June 21, 1996


  /s/ Deborah Raffin
  -------------------------
  Deborah Raffin                     Vice President, Secretary and Director      June 21, 1996


  /s/ Charles Weber
  -------------------------
  Charles Weber                      Chief Operating Officer and Director        June 21, 1996


  -------------------------
  Freddie Fields                     Director                                    June    , 1996
                                                                                     ----

  -------------------------
  James Belasco                      Director                                    June    , 1996
                                                                                     ----

  -------------------------
  Gary Matus                         Director                                    June    , 1996
                                                                                     ----


                                INDEX TO EXHIBITS

    EXHIBIT NO.       DESCRIPTION OF EXHIBIT                            PAGE
    -----------       ----------------------                            ----

        4.1          Registrants' 1994 Stock Incentive Plan............

        5.1          Opinion of Kaye, Scholer, Fierman, Hays &
                     Handler, LLP......................................

       23.1          Consent of Kaye, Scholer, Fierman, Hays &
                     Handler, LLP (included in Exhibit No. 5)..........

       23.2          Consent of KPMG Peat Marwick LLP..................

       23.3          Consent of Ernst & Young LLP......................

       24            Power of Attorney (included on page II-5.1).......